UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 13, 2018 (May 23, 2018)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2018 (the “Original Form 8-K”) by Laureate Education, Inc. (the “Company”). The Original Form 8-K reported the final voting results of the Company's 2018 Annual Meeting of Stockholders held on May 23, 2018 (the “2018 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company's board of directors (the “Board”) regarding how frequently it will conduct future stockholder advisory votes on the compensation of the Company's named executive officers (“Say on Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding, advisory vote on the frequency of future Say on Pay votes held at the 2018 Annual Meeting, the majority of the Company’s stockholders voted in favor of an annual Say on Pay vote. The Board has considered the outcome of this advisory vote and has determined, as was recommended by the Board with respect to this proposal in the Company’s Proxy Statement for the 2018 Annual Meeting, that the Company will hold future Say on Pay votes on an annual basis. The Board will reevaluate this determination no later than after the next advisory vote regarding the frequency of Say on Pay votes, which is required to occur no later than the Company’s 2024 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Thomas J. Plotz
Name:	Thomas J. Plotz
Title:	Vice President, Assistant General Counsel

Date: September 13, 2018

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